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                                                                     Exhibit 5.1

                                October 30, 2000





Intellon Corporation
5100 West Silver Springs Boulevard
Ocala, Florida  34482

Gentlemen:

         This is in connection with the Registration Statement on Form S-1 (File No. 333-44976) filed by Intellon Corporation, a Florida corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the sale by the Company of shares of its Common Stock, par value $.01 per share (the "Common Stock").

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively the "Documents"): (i) the Company's Restated Articles of Incorporation, as amended, and the Bylaws, as amended; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Common Stock to be sold by the Company and related matters; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained.

         In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon representations and certificates of officers of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Common Stock to be sold by the Company has been duly and validly authorized, and when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.
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Intellon Corporation
October 30, 2000
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         We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                             Sincerely,

                                             SMITH, MACKINNON, GREELEY, BOWDOIN,
                                             EDWARDS, BROWNLEE & MARKS, P.A.


                                             By: /s/ John P. Greeley
                                                 -------------------------------
                                                     John P. Greeley

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